Exhibit 99.1

Pacific State Bancorp Reports Fourth Quarter Financial Results

Stockton, California –February 19, 2009

Rick D. Simas, President of Pacific State Bank, the wholly owned subsidiary of Pacific State Bancorp (the “Company”) (NASDAQ Global Market/PSBC), today reported an after tax net loss of $5,654,000 for the fourth quarter of 2008 and an after tax net loss $5,190,000 for the year ended December 31, 2008 for the Stockton, California based bank holding company. The fourth quarter net loss of $5,654,000 reflects a provision for loan losses of $5,591,000, a loss on the sale of securities of $1,291,000 and an other than temporary impairment charge of $2,425,000 on a single issue trust preferred security held by the Company. These pretax losses were offset by a $3,901,000 tax benefit related to these charges. The increased level of provision for loan losses is the result of the continuing deteriorating real estate values and economic environment in the region where the Company operates requiring additional funding to the allowance for loan losses.

The loss on the sale of securities was primarily related to a private label mortgage backed security which was downgraded to below investment grade by rating agencies and was subsequently sold at a loss. The other than temporary impairment (“OTTI”) charge was the result of a single issue trust preferred security deferring interest payments on a $2,500,000 security. After the other than temporary impairment charge, the Company now carries the security at $75,000. The issuer of the trust preferred security can defer interest payments up to 5 years. In addition to the OTTI charge taken in the fourth quarter, the Company also recorded an OTTI charge in the third quarter of $6,498,000. The impairment charge is the result of the actions taken by the United States Treasury Department of placing into conservatorship the government sponsored enterprises, Fannie Mae and Freddie Mac. The Company owned approximately $7 million in shares of Fannie Mae and Freddie Mac preferred stock which declined significantly in value after the Treasury Department announced the cancelation of preferred stock dividends. The position in the securities was liquidated in the fourth quarter at an additional loss of $345,000.

The OTTI charges were partially offset by a non-taxable gain on Bank-owned life insurance of $2,574,000 in the third quarter. In addition, the Company sold real estate owned by the Bank for a gain of $465,000 or $307,000 net of tax in the third quarter.

The Company has experienced an increase in nonperforming loans from $432,000 or 0.14% of gross loans at December 31, 2007 to $23,560,000 or 7.7% of gross loans at December 31, 2008. The increase in nonperforming loans is the result of the continuing economic downturn resulting in increased loan delinquencies and the inability of certain borrowers to repay their original loan as agreed. The increase in nonperforming loans has resulted in management increasing the provision for loan losses over 2007 levels by $4,426,000 for the three months ended December 31, 2008 and by $5,576,000 for the year ended December 31, 2008. Management believes that the level of allowance for loan losses of 1.96% of gross loans at December 31, 2008 is sufficient to provide for probable losses.

The Company’s management has been proactive in working with borrowers having problems repaying loans that have become delinquent or have the potential to become delinquent. In most cases, collateral values are sufficient to repay outstanding principal and interest. In the cases where collateral values have fallen short of the principle and interest owed on the loans, management has reserved for the estimated potential loss.

Mr. Simas noted that the decreased income performance, other than the individual items discussed above, compared to 2007 is primarily the result of the Bank experiencing a contraction in its net interest margin, increased provision for loan losses and an increase in legal expenses associated with the collection of loans. The contraction of the net interest margin is the result of the Bank’s interest earning assets re-pricing downward more quickly, after the 325 basis points reductions in the Federal Reserve federal funds rate since September 2007, than the Bank’s interest bearing liabilities. In addition, the Bank has experienced higher levels of nonearning assets as a result of loans being placed on nonaccrual status.

Despite the loss reported for 2008, Pacific State Bancorp remains well capitalized with a total risk based capital ratio of 11.50% for the Company and 11.34% for the Bank. To maintain liquidity, the Bank utilizes borrowing lines from correspondent banks, the Federal Home Loan Bank (“FHLB”), and the discount window with the Federal Reserve for additional liquidity purposes. At December 31, 2008, the Bank maintained open lines with correspondent banks of $26 million with no advances outstanding. The Bank participates in the FHLB blanket lien program in which the Bank has a total borrowing capacity of $93.1 million with $26.8 million available at December 31, 2008. The Bank currently has pledged approximately $6 million in securities to the Federal Reserve. This allows the Bank a total borrowing capacity of approximately $6 million with no advances taken at the Federal Reserve as of December 31, 2008. These lines coupled with $21.8 million of federal funds sold at December 31, 2008, provide the Bank with $80.7 million of immediate liquidity to draw on. As a result the Company has been able to maintain a strong liquidity position.

The Company’s financial performance information for the three month period ending December 31, 2008 compared to the same quarter in the prior year is as follows:

Income Statement:

•	Total Interest Income: $5,792,000, a decrease of $1,875,000 or 24%

•	Total Interest Expense: $2,572,000, a decrease of $920,000 or 26%

•	Net Interest Income: $3,220,000, a decrease of $955,000 or 23%

•	Non-Interest Income (Loss): ($3,400,000), a decrease of $3,884,000 or 802%

•	Non-Interest Expense: $4,450,000, an increase of $1,865,000 or 72%

•	Provision for Loan Losses: $5,591,000, an increase of $4,426,000 or 380%

•	Net Loss: $5,654,000, a decrease of $6,167,000 or 1,202%

•	Basic Loss Per Share: $1.52, a decrease of $1.66 per share or 1,187%

•	Diluted Loss Per Share: $1.52, a decrease of $1.65 per share or 1,271%

•	Loss on Average Assets: Annualized loss rate of 5.33%, a decrease of 5.82% from earnings of 0.49%

•	Loss on Average Equity: Annualized loss rate of 67.45%, a decrease of 73.22% from earnings of 5.77%

The Company’s financial performance information for the year ending December 31, 2008 compared to the same time period in the prior year is as follows:

Income Statement:

•	Total Interest Income: $27,275,000, a decrease of $3,967,000 or 13%

•	Total Interest Expense: $12,240,000, a decrease of $1,602,000 or 12%

•	Net Interest Income: $15,035,000, a decrease of $2,365,000 or 14%

•	Non-Interest Income (Loss): ($5,268,000), a decrease of $7,733,000 or 314%

•	Non-Interest Expense: $13,328,000, an increase of $2,331,000 or 21%

•	Provision for Loan Losses: $7,001,000, an increase of $5,576,000 or 391%

•	Net Loss: $5,190,000, a decrease of $9,739,000 or 214%

•	Basic Loss Per Share: $1.40, a decrease of $2.63 per share or 214%

•	Diluted Loss Per Share: $1.40, a decrease of $2.54 per share or 223%

•	Loss on Average Assets: 1.20%, a decrease of 2.33% from earnings of 1.13%

•	Loss on Average Equity: 14.95%, a decrease of 29.17% from earnings of 14.22%

The Company’s balance sheet information as of December 31, 2008 compared to December 31, 2007 was as follows:

•	Total Federal Funds and Investment Securities: $61,549,000, a decrease of $11,683,000 or 16%

•	Net Loans: $301,945,000, a decrease of $6,513,000 or 2%

•	Total Assets: $421,453,000, a decrease of $9,621,000 or 2%

•	Non-Interest Bearing Deposits: $69,874,000, an increase of $2,803,000 or 4%

•	Total Deposits: $340,980,000, a decrease of $841,000 or 0.25%

•	Total Borrowings: $40,000,000, remained unchanged

•	Total Shareholders’ Equity: $27,284,000, a decrease of $6,752,000 or 20%

•	Total Tier 1 Risk Based Capital Ratio of 10.25%

•	Total Tier 1 Leverage Capital Ratio of 8.63%

•	Total Risk Based Capital Ratio of 11.50%

Attached are certain unaudited financial statements supporting the financial information summarized above. Further inquiries should be directed to Mr. Simas at 209-870-3214, or by mail to P.O. Box 1649, Stockton, California 95201. Additional information also can be obtained by visiting the Company website –www.pacificstatebank.com.

SAFE HARBOR: Except for historical information contained herein, the statements contained in this press release include forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Pacific State Bancorp’s Securities and Exchange Commission filings, including its Annual Reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K. Pacific State Bancorp disclaims any intent or obligation to update these forward-looking statements.

PACIFIC STATE BANCORP AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited (Dollars in thousands)	December 31, 2008	December 31, 2007

ASSETS
Cash and due from banks	$16,700	$13,794
Federal funds sold	21,811	31,880

Total cash and cash equivalents	38,511	45,674
Interest bearing deposits at other banks	—	3,000
Investment securities	39,738	41,352
Loans, less allowance for loan losses of $6,019 in 2008 and $3,948 in 2007	301,945	308,458
Premises and equipment, net	16,811	14,269
Other real estate owned	2,029	—
Company owned life insurance	6,751	8,025
Accrued interest receivable and other assets	15,668	10,296

Total assets	$421,453	$431,074

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$69,874	$67,071
Interest bearing	271,106	274,750

Total deposits	340,980	341,821
Other borrowings	40,000	40,000
Subordinated debentures	8,764	8,764
Accrued interest payable and other liabilities	4,425	6,453

Total liabilities	394,169	397,038

Shareholders’ equity:
Preferred stock - 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - no par value; 24,000,000 shares authorized; issued and outstanding –3,715,598 shares in 2008 and 3,704,698 shares in 2007	10,767	10,418
Retained earnings	18,814	24,004
Accumulated other comprehensive loss, net of taxes	(2,297)	(386)

Total shareholders’ equity	27,284	34,036

Total liabilities and shareholders’ equity	$421,453	$431,074

PACIFIC STATE BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited (Dollars in thousands)	Three Months Ended December 31,		Year Ended December 31,

	2008	2007	2008	2007

Interest income:
Interest and fees on loans	$5,567	$6,754	$24,565	$27,902
Interest on Federal funds sold	35	220	376	1,285
Interest on investment securities	190	693	2,334	2,055

Total interest income	5,792	7,667	27,275	31,242

Interest expense:
Interest on deposits	2,180	3,221	10,425	12,844
Interest on borrowings	287	85	1,351	296
Interest on subordinated debentures	105	186	464	702

Total interest expense	2,572	3,492	12,240	13,842

Net interest income before provision for loan losses	3,220	4,175	15,035	17,400
Provision for loan losses	5,591	1,165	7,001	1,425

Net interest income (loss) after provision for loan losses	(2,371)	3,010	8,034	15,975

Non-interest income:
Service charges	167	243	823	889
Gain on sale of loans	—	3	188	150
Gain on sale of assets	—	—	471	—
Gain on bank owned life insurance	—	—	2,574	—
Other income	149	238	890	1,426
Other than temporary impairment charge	(2,425)	—	(8,923)	—
Loss on sale of securities	(1,291)	—	(1,291)	—

Total non-interest income (loss)	(3,400)	484	(5,268)	2,465

Non-interest expenses:
Salaries and employee benefits	1,598	1,084	5,546	5,336
Occupancy	370	325	1,251	1,180
Furniture and equipment	399	184	1,032	708
Other expenses	2,083	992	5,499	3,773

Total non-interest expenses	4,450	2,585	13,328	10,997

(Loss) income before (benefit) provision for income taxes	(10,221)	909	(10,562)	7,443
(Benefit) provision for income taxes	(4,567)	396	(5,372)	2,894

Net (loss) income	$(5,654)	$513	$(5,190)	$4,549

Basic (loss) earnings per share	$(1.52)	$0.14	$(1.40)	$1.23

Diluted (loss) earnings per share	$(1.52)	$0.13	$(1.40)	$1.14

PACIFIC STATE BANCORP Yield Analysis

	For Three Months Ended December 31,

(Dollars in thousands)	2008			2007

	Average Balance	Interest Income or Expense	Average Yield or Cost	Average Balance	Interest Income or Expense	Average Yield or Cost

Assets:
Interest-earning assets:
Loans	$315,026	$5,567	7.03%	$308,776	$6,754	8.68%
Investment securities	43,410	190	1.74%	44,413	685	6.12%
Federal funds sold	20,434	35	0.68%	17,011	220	5.13%
Interest Bearing Deposits in Banks	2	—	0.00%	3,000	8	1.06%

Total average earning assets	$378,872	$5,792	6.08%	$373,200	$7,667	8.15%

Non-earning assets:
Cash and due from banks	13,780			14,653
Bank premises and equipment	16,714			13,964
Other assets	17,920			20,114
Allowance for loan loss	(4,918)			(2,707)

Total average assets	$422,368			$419,224

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits

Interest-bearing Demand	$76,428	$403	2.10%	$79,034	$463	2.32%
Savings	7,603	20	1.05%	5,189	8	0.61%
Time Deposits	187,862	1,757	3.72%	208,783	2,750	5.23%
Other borrowing	44,728	392	3.49%	12,795	271	8.40%

Total average interest-bearing liabilities	$316,621	$2,572	3.23%	$305,801	$3,492	4.53%

Noninterest-bearing liabilities:
Demand deposits	67,628			63,153
Other liabilities	4,773			14,972

Total average liabilities	389,022			383,926
Shareholders’ equity	33,346			35,298

Total average liabilities and shareholders’ equity	$422,368			$419,224

Net interest income		$3,220			$4,175

Net interest margin			3.38%			4.44%

PACIFIC STATE BANCORP Yield Analysis

	For Year Ended December 31,

(Dollars in thousands)	2008			2007

	Average Balance	Interest Income or Expense	Average Yield or Cost	Average Balance	Interest Income or Expense	Average Yield or Cost

Assets:
Interest-earning assets:
Loans	$322,489	$24,565	7.62%	$300,239	$27,902	9.29%
Investment securities	48,306	2,290	4.74%	37,089	2,033	5.48%
Federal funds sold	20,057	376	1.87%	25,115	1,285	5.12%
Interest Bearing Deposits in Banks	1,041	44	4.23%	1,077	22	2.04%

Total average earning assets	$391,893	$27,275	6.96%	$363,520	$31,242	8.59%

Non-earning assets:
Cash and due from banks	13,522			15,398
Bank premises and equipment	15,399			12,940
Other assets	16,629			13,322
Allowance for loan loss	(3,939)			(2,665)

Total average assets	$433,504			$402,515

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits

Interest-bearing Demand	$71,935	$1,618	2.25%	$81,898	$2,231	2.72%
Savings	6,122	42	0.69%	5,352	46	0.86%
Time Deposits	207,848	8,765	4.22%	200,154	10,567	5.28%
Other borrowing	44,265	1,815	4.10%	14,359	998	6.95%

Total average interest-bearing liabilities	$330,170	$12,240	3.71%	$301,763	$13,842	4.59%

Noninterest-bearing liabilities:
Demand deposits	64,242			64,242
Other liabilities	4,378			4,524

Total average liabilities	398,790			370,529
Shareholders’ equity:	34,714			31,986

Total average liabilities and shareholders’ equity	$433,504			$402,515

Net interest income		$15,035			$17,400

Net interest margin			3.84%			4.79%